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                                                                  EXHIBIT 10.34

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                           LAREDO CANDLE COMPANY, L.P.
                          (A Texas Limited Partnership)



                          LIMITED PARTNERSHIP AGREEMENT





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                            Dated as of July 3, 2000


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      PARTNERSHIP INTERESTS ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS



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                           LAREDO CANDLE COMPANY, L.P.
                          LIMITED PARTNERSHIP AGREEMENT


         This Limited Partnership Agreement ("Agreement") of Laredo Candle Company, L.P., a Texas limited partnership ("Partnership"), is dated as of July 3, 2000, and is made by and between Spring Valley Scents, Inc., a Texas corporation, as the sole general partner ("General Partner"), and Home Interiors & Gifts, Inc., a Texas corporation ("Limited Partner"). The General Partner and the Limited Partner are herein collectively referred to as the "Partners."

                                    ARTICLE I
                                  Organization

         1.1 Formation. The General Partner and the Limited Partner have formed the Partnership pursuant to and in accordance with the provisions of the Texas Revised Limited Partnership Act (as amended from time to time, the "Act"). The General Partner has filed, on behalf of the Partnership, a certificate of limited partnership conforming to the Act in the office of the Secretary of State of Texas. The term of the Partnership began upon such filing and shall continue until liquidation and termination of the Partnership in accordance with this Agreement or as required by the Act.

         1.2 Name. The name of the Partnership is Laredo Candle Company, L.P. The General Partner may, in its sole discretion, change the name of the Partnership from time to time and shall give prompt written notice thereof to each Limited Partner; provided, however, that such name may not contain any portion of the name or mark of any Limited Partner without such Limited Partner's consent. In any such event, the General Partner shall promptly file in the office of the Secretary of State of Texas an amendment to the Partnership's certificate of limited partnership reflecting such change of name.

         1.3 Character of Business. The purposes of the Partnership shall be to engage or participate in any lawful business activities (as determined by the General Partner) in which a limited partnership organized in the State of Texas may engage or participate.

         1.4 Registered Office and Agent. The address of the Partnership's registered office shall be 350 N. St. Paul Street, Suite 2900, Dallas, Texas 75201 and its registered agent at such address shall be C T Corporation System. The principal place of business of the Partnership shall be 4055 Valley View, Suite 500, Dallas, Texas 75244. The General Partner may change such registered office, registered agent, or principal place of business from time to time. The General Partner shall give prompt written notice of any such change to each Limited Partner. The Partnership may from time to time have such other place or places of business within or without the State of Texas as may be determined by the General Partner.

         1.5 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Partnership shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

                                   ARTICLE II
                              Capital Contributions

         2.1 Initial Capital Contributions. The Partners have contributed capital to the Partnership in the amounts respectively set forth opposite their names on SCHEDULE I.



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         2.2 Additional Capital Contributions. The Partners may contribute additional capital to the Partnership if, as, and when called by the General Partner from time to time; provided, however, that no Limited Partner shall be required to make any such capital contribution without such Limited Partner's prior written consent. Notwithstanding any other provision of this Agreement to the contrary, of each capital contribution to be made from time to time to the Partnership, the General Partner shall contribute 1% and the Limited Partner shall contribute 99%. The capital contributions commitments of the Partners (whether now or hereafter made) are solely for the benefit of the Partners, as among themselves, and may not be enforced by any creditor, receiver, or trustee of the Partnership or by any other person.

         2.3 No Return of Capital Contributions. No Partner is entitled to a withdrawal or return of its capital contributions. Instead, each Partner shall look solely to distributions from the Partnership for such purpose.

         2.4 No Interest. No Partner shall be entitled to interest on its capital contributions, and any interest actually received by reason of investment of any part of Partnership funds shall be included in the Partnership's property.

         2.5 Partner Loans. If the Partnership shall have insufficient cash to pay its obligations, the General Partner, in its sole discretion, may advance such funds to the Partnership on such terms and conditions as it may determine. Each such advance shall constitute a loan from the General Partner to the Partnership and shall not constitute a capital contribution.

                                   ARTICLE III
                       Rights and Obligations of Partners

         3.1 Management. The management, control, and direction of the Partnership and its operations, business, and affairs shall be vested exclusively in the General Partner, who shall have the right, power, and authority, acting solely by itself and without the necessity of approval by any Limited Partner or any other person, to carry out any and all of the purposes of the Partnership and to perform or refrain from performing any and all acts that the General Partner may deem necessary, desirable, appropriate, or incidental thereto. No Limited Partner shall participate in the management, control, or direction of the Partnership's operations, business, or affairs, transact any business for the Partnership, or have the power to act for or on behalf of or to bind the Partnership, such powers being vested solely and exclusively in the General Partner.

         3.2 Liability of Partners. Neither the General Partner nor any Limited Partner shall be personally liable for the debts or obligations of the Partnership.

         3.3 Other Activities. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of any Partner or any affiliate thereof to engage in or derive profit or compensation from any activities or investments, nor give any other Partner any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

         3.4 Transactions with Affiliates. Nothing in this Agreement shall preclude transactions between the Partnership and any affiliate of the General Partner acting in and for its own account.

         3.5 Reimbursement of Expenses. The Partnership shall reimburse the General Partner and its affiliates for all reasonable costs and other obligations paid or incurred by them on behalf of the Partnership.


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                                   ARTICLE IV
                         Exculpation and Indemnification

         4.1 Exculpation. Neither the General Partner, its affiliates, nor their respective officers, directors, shareholders, managers, members, partners, employees, or agents, shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner by reason of, arising from, or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, the General Partner, or any of their respective affiliates, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the person claiming exculpation.

         4.2 Indemnification. The Partnership shall indemnify the General Partner, its affiliates, and their respective officers, directors, shareholders, managers, members, partners, employees, and agents against any claim, loss, damage, liability, or expense (including, reasonable attorneys' fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, arising from, or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, the General Partner, or any of their respective affiliates, except to the extent any of the foregoing is determined by final, nonappealable order of a court of competent jurisdiction to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the person claiming indemnification. Unless a determination has been made (by final, nonappealable order of a court of competent jurisdiction) that indemnification is not required, the Partnership shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee's reasonable costs of investigation, litigation, or appeal, including reasonable attorneys' fee; provided, however, that as a condition of an indemnitee's right to receive such advances and reimbursements, the affected indemnitee shall undertake in writing to repay promptly the Partnership for all such advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not then entitled to indemnification under this Section 4.2, and, at the request of the General Partner, shall secure such repayment undertaking with a perfected first-priority lien (in favor of the Partnership) on such indemnitee's interest in the Partnership or on other collateral reasonably acceptable to such indemnitee and the General Partner. No Partner shall be required to contribute capital in respect of any indemnification claim under this Section 4.2.

                                    ARTICLE V
                          Distributions and Allocations

         5.1 Distributions. All cash of the Partnership (other than cash resulting from capital contributions) shall be distributed to the Partners promptly following receipt, and any or all other Partnership property shall be distributed at such time or times if, as, and when determined by the General Partner, in each case subject to any limitations imposed on such distribution by applicable law or contract; provided, however, that distributions of cash or other property of the Partnership shall be made only in amounts that exceed any reserves (allocated among the Partners in accordance with their respective distributive interests in the cash or other property to which such reserves relate) that the General Partner from time to time determines are required or are reasonably appropriate to be retained to meet any accrued or foreseeable expenses, expenditures, liabilities, or other obligations of the Partnership. Each distribution of cash or other property shall be made 1% to the General Partner and 99% to the Limited Partner in proportion to their respective sharing ratios then applicable to such distribution, as determined by the General Partner in accordance with Section 2.1.

         5.2 Tax Allocations. For United States federal income tax purposes, allocations of items of income, gain, loss, deduction, expense, and credit for each fiscal year of the Partnership shall be in accordance with each Partner's economic interest in the respective item, as determined by the General


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Partner pursuant to Section 704(b) of the Internal Revenue Code of 1986 (as
amended from time to time, the "Code"), and the regulations promulgated thereunder and subject to the requirements of Section 704(c) of the Code and the regulations promulgated thereunder; provided, however, that the General Partner shall be allocated at least 1% of all items of income, gain, loss, deduction, expense, and credit of the Partnership. Unless the General Partner determines otherwise, allocations shall be made to each Partner in the same manner as such Partner (i) would be required to contribute to the Partnership or (ii) would receive as distributions if the Partnership were to liquidate the assets of the Partnership at their book value and distribute the proceeds in accordance with
Section 5.1; provided, however, that if any such allocation is not permitted by applicable law, the Partnership's subsequent income, gain, loss, deduction, expense, and credit shall be allocated among the Partners so as to reflect as nearly as practicable the allocation used in computing capital accounts.

                                   ARTICLE VI
                     Admissions, Transfers, and Withdrawals

         6.1 Admission of New Partners. New Partners may be admitted to the Partnership only with the written consent of, and upon such terms and conditions as are approved by, the General Partner. Neither the admission of any new Partner nor the increase in any Partner's sharing ratio shall cause the General Partner's interest in Partnership allocations, distributions, and capital to be less than 1%. Substituted Partners shall not be deemed new Partners for purposes of this Section 6.1.

         6.2 Transfer of Partners' Interests.

                  (a) No Transfers Without Consent. No Partner may transfer or encumber all or any portion of such Partner's interest in the Partnership without the prior written consent of the General Partner.

                  (b) Death, Bankruptcy, etc. of Limited Partner. In the event of the death, incompetence, insolvency, bankruptcy, dissolution, liquidation, or termination of any Limited Partner:

                           (i) the Partnership shall not be dissolved or
                  terminated, and the remaining Partners shall continue the Partnership and its operations, business, and affairs until the dissolution thereof as provided in Section 8.1;

                           (ii) such affected Limited Partner shall thereupon
                  cease to be a Partner for all purposes of this Agreement and, except as provided in Section 6.3, no officer, partner, beneficiary, creditor, trustee, receiver, fiduciary, or other legal representative and no estate or other successor in interest of such Limited Partner (whether by operation of law or otherwise) shall become or be deemed to become a Limited Partner for any purpose under this Agreement;

                           (iii) the Partnership interest of such affected
                  Limited Partner shall not be subject to withdrawal or redemption in whole or in part prior to the dissolution, liquidation, and termination of the Partnership;

                           (iv) the estate or other successor in interest of
                  such affected Limited Partner shall be deemed a transferee of, and shall be subject to all of the obligations in respect of, the Partnership interest of such affected Limited Partner as of the date of death, incompetence, insolvency, bankruptcy, dissolution, liquidation, or termination, except to


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                  the extent the General Partner releases such estate or
                  successor from such obligations; and

                           (v) any legal representative or successor in interest
                  having lawful ownership of the assigned Partnership interest of such affected Limited Partner shall have the right to receive notices, reports, and distributions, if any, to the same extent as would have been available to such affected Limited Partner.

         6.3 Substituted Partners. A transferee of any general or limited partnership interest in the Partnership may become a substituted General or Limited Partner (as the case may be), as to the interest in the Partnership transferred, in place of the transferor only upon the written consent of the General Partner. The General Partner or its affiliates shall have the right to be a Limited Partner or to become a substituted Limited Partner. Unless a transferee of any Partnership interest of a Partner becomes a substituted General Partner or substituted Limited Partner in accordance with the provisions of this Agreement, such transferee shall not be entitled to any of the rights granted to a Partner hereunder other than the right to receive all or part of the share of the income, gains, losses, deductions, expenses, credits, distributions, or returns of capital to which its transferor would otherwise be entitled in respect of the Partnership interest so transferred.

         6.4 Withdrawal of Partners. Except as permitted by Section 6.2 or by this Section 6.4, no Partner shall have any right to withdraw or resign from the Partnership, unless such Partner transfers its entire interest in the Partnership to one or more transferees, all of whom have been admitted as substituted General or Limited Partners (as the case may be) in accordance with
Section 6.3. The General Partner may not be removed, suspended, or (except as provided in Section 8.1) replaced without its consent.

                                   ARTICLE VII
                    General Accounting Provisions and Reports

         7.1 Books of Account; Tax Returns. The General Partner shall prepare and file, or shall cause to be prepared and filed, all United States federal, state, and local income and other tax returns required to be filed by the Partnership and shall keep or cause to be kept complete and appropriate records and books of account in which shall be entered all such transactions and other matters relative to the Partnership's operations, business, and affairs as are usually entered into records and books of account that are maintained by persons engaged in business of like character or are required by the Act. Such books and records shall be maintained in accordance with the basis utilized in preparing the Partnership's United States federal income tax returns, which returns, if allowed by applicable law, may in the discretion of the General Partner be prepared on either a cash basis or accrual basis.

         7.2 Place Kept; Inspection. The books and records shall be maintained at the principal place of business of the Partnership, and all such books and records shall be available for inspection and copying at the reasonable request, and at the expense, of any Partner during the ordinary business hours of the Partnership.

         7.3 Tax Matters Partner. The General Partner shall be the tax matters partner of the Partnership and, in such capacity, shall exercise all rights conferred, and perform all duties imposed, upon a tax matters partner under Sections 6221 through 6233 of the Code and the regulations promulgated thereunder.


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                                  ARTICLE VIII
                           Dissolution and Termination

         8.1 Dissolution. The Partnership shall be dissolved upon the first to occur of the following events:

                  (a) the election of the General Partner to dissolve the Partnership at any time with the consent of the Limited Partners then representing a majority in interest of all Limited Partners;

                  (b) the election of the General Partner to dissolve the Partnership at any time if all or substantially all of the Partnership's assets shall have been sold or disposed of or shall consist of cash;

                  (c) the General Partner shall have withdrawn from the Partnership within the meaning of the Act, or any other mandatory dissolution event specified in the Act shall have occurred;

                  (d) the General Partner shall have (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy, (iii) filed a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any bankruptcy or debtor relief law, (iv) filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding brought against it, or
         (v) sought, consented to, or acquiesced in the appointment of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of its property;

                  (e) if within 120 days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any bankruptcy or debtor relief law, the proceeding shall not have been dismissed;

                  (f) if within 120 days after the appointment (without the General Partner's consent or acquiescence) of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of its property, the appointment shall not have been vacated or stayed; or

                  (g) if within 120 days after the expiration of any such stay, the appointment shall not have been vacated.

         Notwithstanding the foregoing provisions of this Section 8.1, the Partnership shall not be dissolved upon the occurrence of an event specified in clause (c) through (g) of this Section 8.1 if within 90 days after such occurrence a majority in interest (under applicable United States federal income tax principles) of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor general partner.

         8.2 Accounting. Following the dissolution of the Partnership (without reconstitution) pursuant to Section 8.1, the books of the Partnership shall be closed, and a proper accounting of the Partnership's assets, liabilities, and operations shall be made by the General Partner, all as of the most recent practicable date. The General Partner shall serve as the liquidator of the Partnership unless it fails or refuses to serve or the Partnership has been dissolved (without reconstitution) as a result of any event


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specified in clauses (d) through (g) of Section 8.1. If the General Partner does not serve as the liquidator, one or more other persons may be elected to serve by consent or vote of the Limited Partners then representing a majority in interest of all Limited Partners. The liquidator shall have all rights and powers that the Act confers on any person serving in such capacity. The expenses incurred by the liquidator in connection with the dissolution, liquidation, and termination of the Partnership shall be borne by the Partnership.

         8.3 Termination. As expeditiously as practicable, but in no event later than one year (except as may be necessary to realize upon any material amount of property that may be illiquid), after the dissolution of the Partnership (without reconstitution) pursuant to Section 8.1, the liquidator shall cause the Partnership (i) to pay the current liabilities of the Partnership and (ii) establish a reserve fund (which may be in the form of cash or other property, as the liquidator shall determine) for any and all other liabilities, including contingent liabilities, of the Partnership in a reasonable amount determined by the liquidator to be appropriate for such purposes or otherwise make adequate provision for such other liabilities. The liquidator may sell property, if any, of the Partnership for cash or other consideration and shall cause all remaining cash or other property, if any, of the Partnership (after paying all liabilities and establishing a reserve fund as provided in the preceding sentence) to be distributed to the Partners in accordance with Section 5.1. Thereafter, all remaining cash or other property, if any, of the Partnership shall be distributed to the Partners in accordance with the provisions of Section 5.1. At the time final distributions are made in accordance with Section 5.1, a certificate of cancellation shall be filed in accordance with the Act, and the legal existence of the Partnership shall terminate; provided, however, that if at any time thereafter any reserved cash or property is released because in the judgment of the liquidator the need for such reserve has ended, then such cash or property shall be distributed in accordance with Section 5.1.

         8.4 No Negative Capital Account Obligation. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any Partner who has a negative capital account upon final distribution of all cash and other property of the Partnership be required to restore such negative account to zero.

         8.5 No Other Cause of Dissolution. The Partnership shall not be dissolved, or its legal existence terminated, for any reason whatsoever except as expressly provided in this Article VIII.

         8.6 Merger and Conversion. The Partnership may, with the written consent of the General Partner and the consent or vote of Limited Partners then representing a majority in interest of all Limited Partners, adopt (i) a plan of merger and engage in any merger permitted by applicable law, or (ii) a plan of conversion and engage in any conversion permitted by applicable law.

                                   ARTICLE IX
                                  Miscellaneous

         9.1 Waiver of Partition. Each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

         9.2 Entire Agreement. This Agreement constitutes the entire agreement among the Partners in respect of the subject matter hereof and supersedes any prior agreement or understanding among them in respect of such subject matter. All duties and liabilities (fiduciary and otherwise) of the General Partner and its affiliates are restricted to those expressly stated in this Agreement.

         9.3 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the


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remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         9.4 Notices. All notices, requests, demands, consents, votes, approvals, waivers, and other communications hereunder shall be effective only if in writing and shall be deemed to have been duly given if sent by overnight courier, hand delivered, mailed (first class certified mail, postage prepaid), or sent by facsimile if to the Partners, at the addresses or facsimile numbers set forth on SCHEDULE I hereto, and if to the Partnership, at the address of its principal place of business referred to in Section 1.4, or to such other address or facsimile number as the Partnership or any Partner shall have last designated by notice to the Partnership and all other parties hereto in accordance with this Section 9.4. Notices sent by hand delivery shall be deemed to have been given when received; notices mailed in accordance with the foregoing shall be deemed to have been given three days following the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day following the date so sent.

         9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

         9.6 Successors and Assigns. Except as otherwise specifically provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legal representatives, successors and permitted assigns.

         9.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument.

         9.8 Headings. The section and article headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         9.9 Other Terms. All references to "Articles," "Sections," and "Schedules" contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, and schedules of or to this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "or" means "and/or"; (ii) "day" means a calendar day; (iii) "include," "including," or their derivatives means "including without limitation"; (iv) "laws" means statutes, regulations, rules, judicial orders, and other legal pronouncements having the effect of law; (v) "majority in interest of all Limited Partners" means Limited Partners whose sharing ratios represent at least a majority of the sharing ratios of all Limited Partners, and (vi) "person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, or other form of business or legal entity or governmental entity. Whenever any provision of this Agreement requires or permits the General Partner to take or omit to take any action, or make or omit to make any decision, unless the context clearly requires otherwise, such provision shall be interpreted to authorize an action taken or omitted, or a decision made or omitted, by the General Partner acting alone and in good faith.


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         9.10 Amendments and Waivers. This Agreement may be modified or amended, or any provision hereof waived, only with the written consent of the General Partner and each Limited Partner.

                                    * * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the undersigned Partners have executed this
Agreement effective as of the date first written above.

                                        GENERAL PARTNER:

                                        SPRING VALLEY SCENTS, INC.


                                        By:     /s/ KENNETH CICHOCKI
                                               ---------------------------------
                                        Name:   Kenneth Cichocki
                                               ---------------------------------
                                        Title:  Vice President
                                               ---------------------------------

                                        LIMITED PARTNER:


                                        HOME INTERIORS & GIFTS, INC.


                                        By:     /s/ KENNETH CICHOCKI
                                               ---------------------------------
                                        Name:   Kenneth Cichocki
                                               ---------------------------------
                                        Title:  Vice President, Finance and CFO
                                               ---------------------------------


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                           LAREDO CANDLE COMPANY, L.P.

                                   SCHEDULE I


           Partner and Address                       Capital Contribution                Sharing Ratio
           -------------------                       --------------------                -------------
GENERAL PARTNER

Spring Valley Scents, Inc.                                $   87,000                           1.0000%
4055 Valley View, Suite 500
Dallas, Texas  75244
Facsimile No.:  (972) 386-1106

LIMITED PARTNER

Home Interiors & Gifts, Inc.                              $8,613,000                          99.0000%
4055 Valley View, Suite 500
Dallas, Texas  75244
Facsimile No.:  (972) 386-1106

         TOTAL ALL PARTNERS:                              $8,700,000                       100.000000%
                                                          ==========                      ===========


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